Exhibit 10.3

                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                                DAY RUNNER, INC.


         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                                                             Warrant to Purchase
                                                   25,000 Shares of Common Stock


                                DAY RUNNER, INC.

                    INCORPORATED UNDER THE LAWS OF THE STATE

                                   OF DELAWARE

                            Void after April 21, 2007

         THE WARRANTS evidenced by this certificate have been issued for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

         THIS CERTIFICATE evidences the right of Alan R. Rachlin to purchase 25,000 shares of Common Stock, without par value (the "Shares"), of Day Runner, Inc., a Delaware corporation (the "Company"), at the Warrant Price (as defined below), subject, however, to the terms and conditions hereinafter set forth.

         1. Term of Warrants. The Warrants may be exercised only during the period commencing on May 22, 1997 through the close of business on April 21, 2007 (the "Warrant Term"), and may be exercised only in accordance with the terms and conditions hereinafter set forth.

         2.       Exercise of Warrants.

                  (a)......Right to Exercise. The Warrants shall vest and become exercisable cumulatively in 24 equal monthly installments, as long as the Consulting Agreement between the Company and Alan R. Rachlin ("Consultant") effective as of April 22, 1997 (the "Consulting Agreement") has not terminated, with the first monthly installment vesting on May 22, 1997 and one additional monthly installment vesting on the 22nd day of each of the 23 calendar months thereafter; provided, however, that notwithstanding the foregoing, in the event that Consultant has performed a total of:

          (i) 30 days of consulting services under the Consulting Agreement prior to April 22, 1998, then (A) the Warrants shall vest and become exercisable immediately as to such number of additional shares as shall make the Warrants then vested and exercisable as to a total of 12,500 shares less that number of shares, if any, previously issued upon exercise of the Warrants, and (B) the Warrants as to the remaining 12,500 shares subject thereto, subject to earlier vesting as provided in subpart (ii) of this Section 2(a), shall vest and become exercisable in 12 equal monthly installments, as long as the Consulting Agreement has not terminated, with the first such monthly installment vesting on May 22, 1998 and one additional monthly installment vesting on the 22nd day of each of the 11 calendar months thereafter; or

          (ii) 60 days of consulting services under the Consulting Agreement prior to April 22, 1999, then the Warrants shall vest and become exercisable immediately as to all remaining shares as to which the Warrants are not then vested.

                  (b) Method of Exercise; Payment; Issuance of New Warrants; Transfer and Exchange. The Warrants may be exercised by the holder of the Warrants, in whole or in part, by the surrender of this Certificate, properly endorsed, at the principal office of the Company, and by the payment to the Company by certified or cashier's check of the then applicable Warrant Price. In the event of any exercise of the Warrants, certificates for the Shares so purchased shall be delivered to the holder of the Warrants within a reasonable time after the Warrants shall have been so exercised, and unless the Warrants have expired, a new certificate representing the right to purchase the number of Shares, if any, with respect to which this Certificate shall not then have been exercised shall also be issued to the holder within such time. All such new certificates shall be dated the date hereof and shall be identical with this Certificate except as to the number of Shares issuable pursuant thereto.

                  (c) Restrictions on Exercise. The Warrants may not be exercised if the issuance of the Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations. As a condition to the exercise of the Warrants, the Company may require the holder of the Warrants to make such representations and warranties to the Company as may be required by applicable law or regulation.

         3. Stock Fully Paid; Reservations of Shares. The Company covenants and agrees that all Shares will, upon issuance and payment in accordance herewith, be fully paid, validly issued and nonassessable. The Company further covenants and agrees that during the Warrant Term the Company will at all times have authorized and reserved for the purpose of the issue upon exercise of the Warrants at least the maximum number of Shares as are issuable upon the exercise of the Warrants.

         4. Adjustment of Purchase Price and Number of Shares. The number and kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

                  (a) Consolidation, Merger or Reclassification. If the Company at any time while the Warrants remain outstanding and unexpired shall consolidate with or merge into any other corporation, or sell all or substantially all of its assets to another corporation, or reclassify or in any manner change the securities then purchasable upon the exercise of the Warrants (any of which shall constitute a "Reorganization"), then lawful and adequate provision shall be made whereby this Certificate shall thereafter evidence the right to purchase such number and kind of securities and other property as would have been issuable or distributable on account of such Reorganization upon or with respect to the securities which were purchasable under the Warrants immediately prior to the Reorganization. The Company shall not effect any such Reorganization unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such Reorganization shall assume by written instrument executed and mailed or delivered to the holder of the Warrants, at the last address of the holder appearing on the books of the Company, the obligation to deliver to the holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder may be entitled to purchase. Notwithstanding anything in this Section 4(a) to the contrary, the prior two sentences shall be inoperative and of no force and effect and those Warrants which are unexercised shall expire on the completion of such Reorganization if upon the completion of any such Reorganization the stockholders of the Company immediately prior to such event do not own at least 50% of the equity interest of the corporation resulting from such Reorganization, the notice required by Section 4(e) hereof has been duly given and the Warrants were fully exercisable at the time such notice was provided.

                  (b) Subdivision or Combination of Shares. If the Company at any time while the Warrants remain outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be adjusted to that price determined by multiplying the Warrant Price in effect immediately prior to such subdivision or combination by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such subdivision or combination and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such subdivision or combination.

                  (c) Certain Dividends and Distributions. If the Company at any time while the Warrants are outstanding and unexpired shall take a record of the holders of its Common Stock for the purpose of:

          (i) Stock Dividends. Entitling them to receive a dividend payable in, or other distribution without consideration of, Common Stock, then the Warrant Price shall be adjusted to that price determined by multiplying the Warrant Price in effect immediately prior to each dividend or distribution by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or

          (ii) Distribution of Assets, Securities, etc. Making any distribution without consideration with respect to its Common Stock (other than a cash dividend) payable otherwise than in its Common Stock, the holder of the Warrants shall, upon the exercise thereof, be entitled to receive, in addition to the number of Shares receivable thereupon, and without payment of any additional consideration therefor, such assets or securities as would have been payable to him as owner of that number of Shares receivable by exercise of the Warrants had he been the holder of record of such Shares on the record date for such distribution, and an appropriate provision therefor shall be made a part of any such distribution.

                  (d) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to Subsections (b) or (c) (i) of this Section 4, the number of Shares purchasable hereunder shall be adjusted to that number determined by multiplying the number of Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately following such adjustment.

                  (e)      Notice.  In case at any time:

               (i) The Company shall pay any dividend payable in stock upon its Common Stock or make any distribution, excluding a cash dividend, to the holders of its Common Stock; (ii) The Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

               (iii) There shall be any reclassification of the Common Stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or

               (iv) There shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give to the holder of the Warrants at least 10 days' prior written notice (or, in the event of notice pursuant to Section 4(e)(iii), at least 30 days' prior written notice) of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect to any such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up. Such notice in accordance with the foregoing clause shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common
Stock shall be entitled thereto, and such notice in accordance with the foregoing clause shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first-class mail, postage prepaid, addressed to the holder of the Warrants at the address of the holder as shown on the books of the Company.

                  (f) No Change in Certificate. The form of this Certificate need not be changed because of any adjustment in the Warrant Price or in the number of Shares purchasable on its exercise. The Warrant Price or the number of Shares shall be considered to have been so changed as of the close of business on the date of adjustment.

         5. Fractional Shares. No fractional Shares will be issued in connection with any subscription hereunder but, in lieu of such fractional Shares, the Company shall make a cash payment therefor upon the basis of the fair market value of the Shares.

         6. Transfer and Exchange of Warrants. Subject to the terms hereof, including, without limitation, Section 7, the Warrants and all rights hereunder are transferable, in whole or in part, on the books of the Company maintained for such purpose at its principal office referred to above by the registered holder hereof in person or by its duly authorized attorney, upon surrender of the Warrants properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company will issue and deliver to such holder a new Warrant or Warrants with respect to the shares of Common Stock not so transferred. Each taker and holder of the Warrants, by taking or holding the same, consents and agrees that the Warrants when endorsed in blank shall be deemed negotiable and that when the Warrants shall have been so endorsed, the holder hereof may be treated by the Company and all other persons dealing with the Warrants, as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

                  The Warrants are exchangeable at such office for Warrants for the same aggregate number of shares of Common Stock, all new Warrants to represent the right to purchase such number of shares as the holder hereof shall designate at the time of such exchange.

         7. Restrictions on Transfer of Warrants. The holder of the Warrants, by acceptance hereof, agrees that, absent an effective notification under Regulation A or a registration statement, in either case under the Securities Act of 1933, covering the disposition of the Warrants or Common Stock issued or issuable upon exercise hereof, such holder will not sell, transfer, pledge or hypothecate any or all of such Warrants or Common Stock, as the case may be, unless such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 and applicable state securities laws, and such holder consents to the Company making a notification on its records or giving instructions to any transfer agent of the Warrants or such Common Stock in order to implement such restriction on transferability.

         8. No Rights as Shareholder. The holder of the Warrants, as such, shall not be entitled to vote or receive dividends or be considered a stockholder of the Company for any purpose, nor shall anything in this Certificate be construed to confer on such holder, as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action, to receive notice of meetings of stockholders, to receive dividends or subscription rights or otherwise.

         9.       Definitions.  As used in this Certificate:

                  (a) "Warrants" shall mean the rights evidenced by this Certificate.

                  (b) "Warrant Price" shall mean the per share closing sales price of the Company's Common Stock as quoted on The Nasdaq Stock Market on April 22, 1997, as adjusted in accordance with Section 4 hereof.

                  Dated as of April 22, 1997.

                                                         DAY RUNNER, INC.

                                            By:      /s/ Mark A. Vidovich
                                                     -------------------------
                                                     Mark Vidovich,
                                                     Chief Executive Officer

Attest:



/s/ Dennis K. Marquardt
--------------------------
Dennis K. Marquardt

                                DAY RUNNER, INC.

                                SUBSCRIPTION FORM

                (To be completed and signed only upon exercise of the Warrant)


TO:      Day Runner, Inc.
         15295 Alton Parkway
         Irvine, CA  92618

         Attention: Secretary


         The undersigned, the holder of the attached Warrant, hereby irrevocably elects to exercise the right of purchase represented by such Warrant for, and to purchase thereunder, _______* shares of Day Runner, Inc. Common Stock and herewith makes payment of $___________ for those shares, and requests that the certificate(s) for those shares be issued in the name of and delivered to:

                         (Please print name and address)

                                        -----------------------------------

                                        -----------------------------------

                                        -----------------------------------

                                        -----------------------------------




Dated:
                                   Signature

                                   Print Name
--------
     * Insert here the number of shares called for on the face of the Warrant (or in the case of partial exercise, that portion as to which the Warrant is being exercised), without making any adjustment for additional Common Stock or any other securities or property which, under the adjustment provisions of the Warrant, may be deliverable upon exercise.